SUBSCRIPTION REGISTER

     Participants          Shares Purchased      Amount

     Caskey, Stan               56,000          $61,600
     Caskey, Steve              56,000           61,600
     Compton, Carter            25,000           27,500
     Dixon, Al                  20,000           22,000
     Drake Goodwin & Co.        30,000           33,000
     Dulock, Fred               30,000           33,000
     First London               60,000           66,000
     Ganter, Carl               20,000           22,000
     Gordon, Larry              50,000           55,000
     Grey, James                20,000           22,000
     Kemp, Bill                 30,000           33,000
     Malone, Dan               115,000          126,500
     McCool, William and Joan   30,000           33,000
     Phillips, Jim             100,000          110,000
     Semmens, Mike              10,000           11,000
     Sharratt, Marilyn           2,000            2,200
     Templeton, Jay             60,000           66,000
     Trembath, Rhoda            33,333           36,666
     Wilson Trust               50,000           55,000
     Winchester, Dorothy         9,000            9,900
          Total                806,333         $886,966